SCHEDULE 14C INFORMATION

Information Statement Pursuant To Section 14(c)
of the Securities Exchange Act 1934

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Pacific Select Fund
(Name of Registrant as Specified In Its Charter)
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PACIFIC SELECT FUND

MAIN STREET CORE® PORTFOLIO

EMERGING MARKETS PORTFOLIO

INFORMATION STATEMENT DATED AUGUST 19, 2019

This document (“Information Statement”) provides information concerning a new sub-advisory agreement for the Main Street Core Portfolio and Emerging Markets Portfolio and is being sent on or about August 19, 2019 to the shareholders of record as of August 14, 2019.

We are not asking you for a proxy, and you are requested not to send us a proxy.

I.                                      Introduction and Background

The Pacific Select Fund (the “Trust”) Board of Trustees (the “Board” or “Trustees”) approved an amendment to the sub-advisory agreement with Invesco Advisers, Inc. (“Invesco”), with respect to the Main Street Core Portfolio and Emerging Markets Portfolio (the “Funds”), in connection with the acquisition of OppenheimerFunds, Inc. (“Oppenheimer”), the previous sub-adviser to the Funds, by Invesco Ltd., indirect parent company of Invesco, effective May 24, 2019 (the “Acquisition”). The Acquisition, which caused a change of control, resulted in the automatic termination of the sub-advisory agreement with Oppenheimer. In anticipation of the Acquisition, at an in-person meeting on March 27, 2019, based upon a recommendation from Pacific Life Fund Advisors LLC (“PLFA”), the Board, including all of the Trustees who are not “interested persons”, as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”) (“Independent Trustees”), approved, effective upon the effective date of the Acquisition, an amendment to the sub-advisory agreement with Invesco for the Funds (the “New Invesco Sub-Advisory Agreement”).

Under the 1940 Act, a new sub-advisory agreement generally requires shareholder approval; however, pursuant to an exemptive order issued to Pacific Life Insurance Company (“Pacific Life”) by the Securities and Exchange Commission (“SEC”) on October 13, 1999 and relied upon by the Trust and PLFA, PLFA and the Trust can hire, terminate, and replace, as applicable, sub-advisers and enter into new sub-advisory agreements (except, as a general matter, sub-advisers affiliated with PLFA) without shareholder approval in accordance with the requirements of the exemptive order. The information contained herein is being provided pursuant to the requirements of the exemptive order.

II.        Board Consideration of the New Sub-Advisory Agreement

The Trustees considered that Oppenheimer sub-advised the Main Street Core Portfolio and Emerging Markets Portfolio pursuant to a sub-advisory agreement dated January 1, 2014 (the “Oppenheimer Sub-Advisory Agreement”), and that they were being asked to evaluate the New Invesco Sub-Advisory Agreement in light of the anticipated Acquisition, which would result in the automatic termination of the Oppenheimer Sub-Advisory Agreement. The Trustees considered that Invesco currently sub-advises the Comstock Portfolio pursuant to a Sub-Advisory Agreement dated June 1, 2010 (the “Current Invesco Sub-Advisory Agreement”).

In evaluating the New Invesco Sub-Advisory Agreement, the Board, including all the Independent Trustees, considered the following factors, among others:

•                 The Oppenheimer Sub-Advisory Agreement was last renewed by the Board, including all the Independent Trustees, at an in-person meeting on December 12, 2018. In connection with that renewal, the Trustees reviewed information regarding the nature, extent and quality of services provided by Oppenheimer; the investment results of the Funds; the sub-advisory fees paid to Oppenheimer; Oppenheimer’s costs in managing the Funds and its profitability from the Funds; and other benefits received by Oppenheimer and its affiliates as a result of their relationship with the Funds.

•     The Current Invesco Sub-Advisory Agreement was last renewed by the Board, including all the Independent Trustees, at an in-person meeting on December 12, 2018.

•     Oppenheimer represented to the Board that following the Acquisition, each Fund’s portfolio management team will be moved to Invesco and that there will be no changes to either Fund’s portfolio management team under the New Invesco Sub-Advisory Agreement.

•     There is expected to be no change in the level of services provided to the Funds.

•     The sub-advisory fee rates under the New Invesco Sub-Advisory Agreement are the same as those under the Oppenheimer Sub-Advisory Agreement.

Based on its review, including the consideration of each of the factors referred to above, the Board found that: (i) the New Invesco Sub-Advisory Agreement is in the best interests of the Funds and its shareholders; and (ii) the compensation payable under the New Invesco Sub-Advisory Agreement is fair and reasonable. No single factor was determinative of the Board’s findings, but rather the Trustees based their determination on the total mix of information available to them.

III.                          The New Sub-Advisory Agreement

The New Invesco Sub-Advisory Agreement is substantially similar to the Oppenheimer Sub-Advisory Agreement. Invesco, subject to the supervision of PLFA, provides a continuous investment program for the Funds and determines the composition of the assets of the Funds, including the evaluation, investment, purchases and/or sales and reinvestment of the assets in accordance with the Funds’ investment goals, strategies, policies and restrictions. Invesco bears all expenses incurred by it and its staff with respect to all activities in connection with the performance of sub-advisory services under the New Invesco Sub-Advisory Agreement. The Funds are responsible for all of their respective expenses not specifically assumed by Invesco under the New Invesco Sub-Advisory Agreement or by PLFA under the Investment Advisory Agreement.

Except as may otherwise be required by the 1940 Act or the rules thereunder or other applicable law or the provisions of the New Invesco Sub-Advisory Agreement, Invesco, its affiliates and control persons are not subject to any liability for, nor subject to any damages, expenses or losses in connection with, any act or omission connected with or arising out of any services rendered under the New Invesco Sub-Advisory Agreement, except by reason of Invesco’s willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of Invesco’s obligations and duties under the New Invesco Sub-Advisory Agreement.

In addition, Invesco has agreed to indemnify and hold harmless PLFA, its affiliates and control persons against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which PLFA or such affiliates or control persons may become subject under the federal securities laws, under any other statute, at common law or otherwise, arising out of Invesco’s responsibilities to the Trust that: (i) are based upon any willful misfeasance, bad faith, gross negligence or reckless disregard of, Invesco’s obligations and/or duties under the New Invesco Sub-Advisory Agreement by Invesco (or by any of its directors, officers or employees, or any affiliate of Invesco); (ii) are based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering the shares of the Trust or any fund, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to PLFA, the Trust, or any affiliated person of the Trust by Invesco or any affiliated person of Invesco; (iii) are based upon Invesco’s (or its agent’s or delegate’s) breach of any provision of the New Invesco Sub-Advisory Agreement including breach of any representation or warranty; or (iv) are based upon a breach of Invesco’s fiduciary duties to the Trust or violation of applicable law.

The New Invesco Sub-Advisory Agreement will continue in effect for a period of two years from its effective date, and will continue from year to year thereafter, subject to approval annually by the Board or by the shareholders of the Funds and also, in either event, approval of a majority of the Independent Trustees. The New Invesco Sub-Advisory Agreement may be terminated without penalty at any time by any of the parties upon 60 days’ prior written notice to the other parties, and will terminate automatically in the event of its assignment as determined under the 1940 Act and any rules adopted by the SEC thereunder.

There was no change to the advisory fee rate payable by the Funds to PLFA in connection with the New Invesco Sub-Advisory Agreement. Additionally, there was no change to the sub-advisory fee rate payable by PLFA to Invesco in connection with the New Invesco Sub-Advisory Agreement. The fee rate under the New Invesco Sub-Advisory Agreement is shown below:

Main Street Core Portfolio

0.23% of the average daily net assets

Emerging Markets Portfolio1

0.55% on the first $500 million

0.40% on the next $750 million

0.35% on the next $1 billion

0.25% on the assets over $2.25 billion

1 When determining breakpoint rates under the New Invesco Sub-Advisory Agreement, the average daily net assets of the Fund will be aggregated with the average daily net assets of the PF Emerging Markets Fund, a series of Pacific Funds Series Trust. The Fund’s assets will only be combined while Invesco is managing both the Fund and the PF Emerging Markets Fund. Otherwise rates presented above are applied as an annual percentage of the average daily net assets of the Fund only.

The Funds’ sub-advisory fees were paid by PLFA to Oppenheimer through May 24, 2019, pursuant to the Oppenheimer Sub-Advisory Agreement. For the fiscal year ended December 31, 2018, the Funds’ sub-advisory fees paid or owed by PLFA to Oppenheimer totaled $10,669,595.63. For the Funds’ fiscal year ended December 31, 2018, the Funds did not pay any brokerage commissions to an affiliated broker of Invesco.

IV.                           Information Regarding Invesco

Invesco is wholly-owned by Invesco Group Services, Inc. which in turn is wholly-owned by OFI Global Asset Management, Inc. OFI Global Asset Management, Inc. is wholly-owned by Oppenheimer which in turn is wholly-owned by Oppenheimer Acquisition Corporation. Oppenheimer Acquisition Corporation is wholly-owned by Invesco Holding Company (US), Inc. which in turn is wholly-owned by Invesco Holding Company Limited.  Invesco Holding Company Limited is wholly-owned by Invesco Ltd., a publicly-traded company. As of March 31, 2019, Invesco’s, including its affiliates, total assets under management were approximately $955 billion.

The address for Invesco, Invesco Group Services, Inc., Invesco Holding Company (US), Inc., and Invesco Ltd. is Two Peachtree Pointe, 1555 Peachtree Street, N.E., Suite 1800, Atlanta, GA 30309. The address for Invesco Holding Company Limited is Perpetual Park, Perpetual Park Drive, Henley-on-Thames, Oxfordshire, RG9 1HH, United Kingdom. The address for OFI Global Asset Management, Inc., Oppenheimer Acquisition Corporation, and Oppenheimer is 225 Liberty Street, New York, NY 10281.

Invesco acts as sub-adviser to the following registered investment companies, which have similar investment objectives as the Funds.

Emerging Markets Portfolio

	Net Assets	Compensation	Waived/Reduced/Agreed to Reduce
Fund Name	(as of April 30, 2019)	Rate[1]	(Yes or No)
Invesco Oppenheimer Developing Markets Fund	$41 billion	0.77%	No/Yes/Yes
Sub-Advised Client #1	$209 million	0.68%	No
Sub-Advised Client #2	$145 million	0.67%	No

[1]Compensation rate represents effective fee rate paid as of April 30, 2019.

Main Street Core Portfolio

	Net Assets	Compensation	Waived/Reduced/Agreed to Reduce
Fund Name	(as of April 30, 2019)	Rate[1]	(Yes or No)
Invesco Oppenheimer Main Street Fund	$9 billion	0.46%	No
Invesco Oppenheimer V.I. Main Street Fund	$1 billion	0.66%	No
Sub-Advised Client #1	$1 billion	0.20%	No
Sub-Advised Client #2	$129 million	0.30%	No
Sub-Advised Client #3	$435 million	0.33%	No

[1]Compensation rate represents effective fee rate paid as of April 30, 2019.

As of May 31, 2019, Invesco’s principal executive officer and directors, and their principal occupations, are:

Name[1]	Title(s) and Principal Occupation with Invesco
Gregory Gerard McGreevey	President, Chief Executive Officer, and Director
Andrew Ryan Schlossberg Kevin Michael Carome Loren Michael Starr Colin Meadows	Senior Vice President and Director Director Director Director

[1]The address of all individuals listed above with respect to their positions with Invesco is Two Peachtree Pointe, 1555 Peachtree Street, N.E., Suite 1800, Atlanta, GA 30309.

No Officer or Trustee of the Trust is an officer, director or shareholder of Invesco (including its affiliates).

Additional Information

Additional information about Invesco is available in the Trust’s Statement of Additional Information, a copy of which may be obtained by calling the appropriate number set forth below.

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The Trust’s semi-annual report for the fiscal half-year ended June 30, 2019 will be sent to shareholders and may be requested without charge once available by referring to the Trust’s contact information below. The Trust’s annual report for the fiscal year ended December 31, 2018 and the Trust’s semi-annual report for the fiscal half-year ended June 30, 2018 were both previously sent to shareholders and are available upon request without charge by contacting the Trust by:

Email:	PSFdocumentrequest@pacificlife.com

Regular mail:	Pacific Select Fund, P.O. Box 9000, Newport Beach, CA 92660

Express mail:	Pacific Select Fund, 700 Newport Center Drive, Newport Beach, CA 92660

Telephone:	Pacific Life Annuity Contract Owners: 1-800-722-4448
Annuity Financial Advisors: 1-800-722-2333
Pacific Life Insurance Policy Owners: 1-800-347-7787
PL&A Annuity Contract Owners: 1-800-748-6907
PL&A Life Insurance Policy Owners: 1-888-595-6997

Website:	www.PacificLife.com

To help reduce expenses, environmental waste and the volume of mail you receive, only one copy of this Information Statement may be sent to shareholders who share the same household address (“Householding”). You may elect to not participate in Householding by contacting the Trust through one of the methods provided above. If you are not currently participating in Householding, you may elect to do so by writing to the Trust.

The Trust’s investment adviser is PLFA. PLFA and Pacific Life provide administrative services to the Trust. They are located at 700 Newport Center Drive, Newport Beach, CA 92660.

The Trust’s distributor is Pacific Select Distributors, LLC, 700 Newport Center Drive, P.O. Box 9000, Newport Beach, CA 92660.

PLEASE RETAIN THIS INFORMATION STATEMENT FOR FUTURE REFERENCE

15-50136-00

PSFIS0819